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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-88632 of Ameritrade Holding Corporation on Form S-4 of our reports dated October 23, 2001 (December 12, 2001 as to Note 6), appearing in and incorporated by reference in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 28, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Omaha, Nebraska
July 12, 2002